Exhibit 10.32

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of the 25th day of August, 2015 (this “Amendment”) is by and among DELTIC TIMBER CORPORATION, a Delaware corporation (the “Borrower”), SUNTRUST BANK, in its capacity as Issuing Bank, Swingline Lender and Administrative Agent (the “Administrative Agent”) the financial institutions from time to time party to the Credit Agreement defined below (the “Lenders”), and the Lenders signatory hereto.

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Revolving Credit Agreement dated as of November 18, 2014 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement in certain respects on the terms and conditions hereof; and

WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Specific Amendments.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction that is contained in any of the Farm Credit Documents and is applicable to any Loan Party (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in Articles V, VI or VII of this Agreement, or related definitions in Section 1.1 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Farm Credit Indebtedness (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in Articles V, VI or VII of this Agreement, or related definitions in Section 1.1 of this Agreement.

“Additional Default” shall mean any provision contained in any Farm Credit Document which permits the holder or holders of the Farm Credit Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires any Loan Party to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in Article VIII of this Agreement, or related definitions in Section 1.1 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holder or holders of the Farm Credit Indebtedness (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in Article VIII of this Agreement, or related definitions in Section 1.1 of this Agreement.

“Farm Credit Indebtedness” shall mean Indebtedness of the Borrower owing to American AgCredit, PCA and any other lenders from time to time party to the Farm Credit Documents in an aggregate principal amount not to exceed $100,000,000.

“Farm Credit Documents” shall mean the documents, agreements and instruments from time to time evidencing the Farm Credit Indebtedness.

(b) Section 5.9 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

“The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”

(c) Section 7.1 of the Credit Agreement is hereby amended by (1) deleting the word “and” at the end of clause (j) of such Section, (2) deleting the “.” at the end of clause (k) of such and replacing it with “; and” and (3) adding the following new clause (l) to such Section:

“(l) Indebtedness pursuant to the Farm Credit Documents; provided, that the terms, conditions and provisions of the Farm Credit Documents shall be in form and substance reasonably acceptable to the Administrative Agent, and amendments, modifications, extensions, renewals, refinancings and replacements of any such Indebtedness that (x) do not increase the outstanding principal amount thereof (immediately prior to giving effect to such amendment, modification, extension, renewal, refinancing or replacement) or shorten the maturity or provide for any amortization of the principal amount thereof and (y) otherwise comply with Section 7.11.”

(d) The Credit Agreement is hereby further amended to add the following new Section 7.15 thereto:

“Section 7.15. Most Favored Lender Status.

The Borrower will not, directly or indirectly, and will not permit any other Loan Party to amend, modify, replace or refinance the Farm Credit Documents to include one or more Additional Covenants or Additional Defaults, unless in each case the Borrower contemporaneously executes an amendment to this Agreement, in form and substance reasonably satisfactory to the Required Lenders, to include such Additional Covenants or Additional Defaults herein; provided, that to the extent that the Borrower or any Loan Party shall enter into, assume or otherwise become bound by or obligated under such amendment or agreement containing one or more Additional Covenants or Additional Defaults without amending this Agreement to include such Additional Covenants or Additional Defaults, the terms of this Agreement shall nonetheless, without any further action on the part of the Borrower or any Lender, be deemed or amended automatically to include each Additional Covenant and each Additional Default contained in such amendment or agreement. If the Borrower shall enter into any agreement or issue any instrument to replace or refinance the Farm Credit Indebtedness, the terms in such new or replacement agreement or instrument governing prepayment from the proceeds of asset dispositions shall be materially the same as the applicable prepayment provisions in the Farm Credit Documents as initially in effect.”

(e) The Credit Agreement is hereby further amended by (i) adding the words “and the Farm Credit Documents” immediately after the reference to “the Note Purchase Agreement” contained in the definition of term “Total Senior Indebtedness” and (ii) adding the words “or the Farm Credit Documents” immediately after the references to “the Note Purchase Agreement” contained in Section 2.11(d), Section 7.8 and Section 7.11 of the Credit Agreement. For the avoidance of doubt, the Borrower will not be required to prepay any Loans pursuant to Section 2.11(d) with the proceeds of the Farm Credit Indebtedness.

Section 2. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) Authorization. Each of the Borrower and the other Loan Parties have the right and power, and have taken all necessary action to authorize them, to execute and deliver this Amendment and to perform their respective obligations hereunder and under the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which they are a party in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and the Loan Parties and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

(b) Compliance with Laws. The execution and delivery by the Borrower and the other Loan Parties of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority or violate any Requirements of Law applicable to the Loan Parties or any judgment, order or ruling of any Governmental Authority; (ii) violate or result in a default under any indenture, material agreement or other material instrument binding on the Loan Parties or any of their assets or give rise to a right thereunder to require any payment to be made by the Loan Parties; or (iii) result in the creation or imposition of any Lien on any asset of the Loan Parties.

(c) Reaffirmation. As of the date of this Amendment and after giving effect to this Amendment, the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and except for changes in facts and circumstances which are not prohibited by the terms of the Credit Agreement); and

(d) No Default. As of the date hereof and after giving effect to this Amendment, no Default or Event of Default shall exist.

Section 3. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the other documents and agreements executed and delivered in connection herewith.

Section 4 Conditions. The effectiveness of this Amendment is subject to the truth and accuracy of the representations and warranties contained in Section 2 hereof and the satisfaction of the following conditions precedent:

(a) The Administrative Agent and the Lenders shall have received a counterpart of this Amendment (and any other documents necessary to evidence the transactions relating thereto) duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent;

(b) The Administrative Agent shall have received certified copies of all consents, approvals or authorizations, required to be made or obtained in connection with the execution and delivery of the Amendment or the transactions contemplated thereby;

(c) The payment of all amounts due and payable hereunder on or prior to the date hereof, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder; and

(d) The Administrative Agent shall have received such other documents as the Administrative Agent, on behalf of the Lenders, may reasonably request.

Section 5. Effect; Ratification.

(a) Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and continue to be in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. The Credit Agreement is hereby ratified and confirmed in all respects. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

(b) Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.

(c) This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall for all purposes be deemed to be a “Loan Document” under the Credit Agreement and entitled to the benefits thereof.

Section 6. Further Assurances. The Borrower agrees to, and to cause any Loan Party to, take all further actions and execute such other documents and instruments as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment, the Loan Documents and all other agreements executed and delivered in connection herewith.

Section 7. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. The exchange of copies of this Amendment and of signature pages by facsimile or .pdf via email transmission shall constitute effective execution and delivery of this Agreement as to the parties.

Section 9. Severability; Headings. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The section and subsection headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

Section 10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

Section 11. Definitions. Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Second Amended and Restated Revolving Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DELTIC TIMBER CORPORATION

By:	/s/ Ray C. Dillon
Name:	Ray C. Dillon
Title:	President & CEO

SUNTRUST BANK,
as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By:	/s/ W. Bradley Hamilton
Name:	W. Bradley Hamilton
Title:	Director

AMERICAN AGCREDIT, PCA,
as a Lender

By:	/s/ Janice T. Thede
Name:	Janice T. Thede
Title:	Vice President

REGIONS BANK,
as a Lender

By:	/s/ Jon-Paul Hickey
Name:	Jon-Paul Hickey
Title:	Senior Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Tracy L. Duke
Name:	Tracy L. Duke
Title:	SVP

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender

By:	/s/ Jeff Geisbauer
Name:	Jeff Geisbauer
Title:	Executive Director

By:	/s/ Bert Corum
Name:	Bert Corum
Title:	Executive Director

BANCORPSOUTH BANK,
as a Lender

By:	/s/ Ron Hendrix
Name:	Ronald L. Hendrix
Title:	Executive Vice President

IBERIABANK,
as a Lender

By:	/s/ Kelly Rose
Name:	Kelly Rose
Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:
Name:
Title:

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Sarah Bryson
Name:	Sarah Bryson
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Steve Roop
Name:	Steve Roop
Title:	JVP

CONSENT OF GUARANTORS

The undersigned, each a Guarantor, as defined in the Subsidiary Guarantee Agreement, hereby execute this Amendment to evidence their consent thereto, as well as the transactions contemplated thereby, and agree that the Subsidiary Guarantee Agreement dated November 18, 2014, remains in full force and effect.

Each of the undersigned parties further: (i) agrees that the amendments contained in the First Amendment to Second Amended and Restated Revolving Credit Agreement dated as of the date hereof shall not in any way affect the validity and/or enforceability of any Loan Document, or reduce, impair or discharge the obligations of such Person thereunder and (ii) reaffirms its continuing obligations owing to the Administrative Agent and the Lenders under each of the other Loan Documents to which such Person is a party.

Each of the undersigned hereby represent and warrant to the Administrative Agent and the Lenders that: (a) the execution and delivery by such Persons of this Consent of Guarantors is within the power (corporate or otherwise) and authority of such Persons, has been duly authorized and approved by all requisite action on the part of the such Persons, and does not and will not contravene, breach or conflict with any provision of applicable law or any of the charter or other organic documents of such Persons, or any indenture, agreement, instrument or undertaking binding on such Persons; (b) this Consent of Guarantors has been duly executed by such Persons; and (c) the Loan Documents remain in full force and effect and constitute the legal, valid and binding obligations of such Persons, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor’s rights.

DELTIC TIMBER PURCHASERS, INC.
CHENAL PROPERTIES, INC.
CHENAL COUNTRY CLUB, INC.
DEL-TIN FIBER L.L.C.

By:	/s/ Ray C. Dillon
Name:	Ray C. Dillon
Title:	President & CEO

Date:	August 24, 2015